UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

OPENLANE, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)
KAR Auction Services, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of stockholders of OPENLANE, Inc. (f/k/a KAR Auction Services, Inc.) (the "Company") was held on June 2, 2023 ("Annual Meeting").
(b) At the Annual Meeting, the stockholders:
•elected the director nominee designated by Ignition Parent LP ("Apax Investor") to the Company’s Board of Directors;
•elected the other nine director nominees to the Company's Board of Directors;
•approved, on an advisory basis, executive compensation;
•approved, on an advisory basis, holding an advisory vote to approve executive compensation every year; and
•ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2023.
The following are the final voting results for each of the five proposals voted on at the Annual Meeting.
1.Election of Director (Nominee Designated by the Apax Investor):*

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Roy Mackenzie	35,776,676	0	0	0
* As described in the Company's proxy statement for the Annual Meeting, the holders of shares of Series A Convertible Preferred Stock, voting as a separate class, voted on the election of Mr. Mackenzie.
2.Election of Directors (Other Nine Nominees):

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Carmel Galvin	130,390,237	3,804,537	35,930	4,328,423
James P. Hallett	133,163,881	1,030,651	36,172	4,328,423
Mark E. Hill	119,245,074	14,948,895	36,735	4,328,423
J. Mark Howell	132,686,150	1,507,832	36,722	4,328,423
Stefan Jacoby	130,358,393	3,835,803	36,508	4,328,423
Peter Kelly	133,229,161	965,200	36,343	4,328,423
Michael T. Kestner	132,599,243	1,594,322	37,139	4,328,423
Sanjeev Mehra	133,105,634	1,087,379	37,691	4,328,423
Mary Ellen Smith	133,253,961	940,804	35,939	4,328,423
3.Advisory Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
116,894,691	17,285,804	50,209	4,328,423
4.Advisory Vote on Frequency of Advisory Vote on Executive Compensation:

EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN	BROKER NON VOTES
127,623,159	12,526	6,580,818	14,201	4,328,423
Consistent with these results and with its own recommendation, the Board of Directors has determined to continue to provide the Company’s stockholders with an annual advisory vote to approve executive compensation until the next vote on the frequency of such advisory votes.
5.Ratification of Appointment of KPMG LLP:

FOR	AGAINST	ABSTAIN
138,241,626	300,349	17,152

Item 8.01    Other Events.

On June 2, 2023, the Company issued a press release announcing the results of its previously announced offer to purchase (the “Asset Sale Offer”) up to $140,000,000 of its 5.125% Senior Notes due 2025 (the “Notes”) for cash at a price equal to 100% of the principal amount of the Notes, equivalent to $1,000 per $1,000 principal amount of Notes, plus accrued and unpaid interest, if any, for such Notes up to, but not including, June 5, 2023. The Asset Sale Offer was made pursuant to indenture governing the Notes (as amended and supplemented, the “Indenture”) and an Offer to Purchase and related Letter of Transmittal, each dated May 3, 2023. As of 5:00 P.M., New York City time, on June 2, 2023 (the expiration date of the Asset Sale Offer), $140,000,000 principal amount of the Notes, representing 40% of the outstanding principal amount of the Notes, has been validly tendered and accepted for purchase by the Company.
This report does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    June 5, 2023
OPENLANE, Inc.

/s/ Charles S. Coleman
Charles S. Coleman
Executive Vice President, Chief Legal Officer and Secretary